Exhibit 99.1

ExamWorks Reports Third Quarter 2013 Financial Results;

Revenues of $152.4 million; Adjusted EBITDA of $23.9 million;

Momentum Continues

ATLANTA, GA. October 30, 2013– ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews and related services, today reported financial results for the third quarter of 2013.

Third Quarter 2013 Highlights

●	Revenues for the third quarter of 2013 were $152.4 million, an increase of $22.3 million, or 17.1%, over the year-ago quarter revenues of $130.1 million.

●

On a pro forma basis, revenues of $152.4 million for the third quarter of 2013 represent an increase of $7.2 million, or 4.9%, over the year-ago quarter pro forma revenues of $145.2 million. Excluding the impact of currency, revenues would have grown by 7.1% over the prior year pro forma quarter. Pro forma revenues assume that acquisitions completed in 2012 were completed on January 1, 2011. We did not complete any acquisitions in the first three quarters of 2013, thus pro forma revenues equal actual revenues.

●

Adjusted EBITDA for the third quarter of 2013 was $23.9 million (15.7% of revenues), an increase of $3.7 million, or 18.3%, over the year-ago quarter adjusted EBITDA of $20.2 million. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

●

Generated $5.1 million of cash flow from operations in the third quarter of 2013, after the impact of the $11.3 million bond interest payment made during the quarter. We also repaid $8.2 million of debt.

●

Reaffirming our full year 2013 revenue guidance at the high end of our previously announced range, we now expect revenues to grow organically by approximately 7.0% from our 2012 pro forma revenues of approximately $574 million, on a constant currency basis. Adjusted EBITDA margin for the full year is expected to range between 15.7% and 15.9% of reported revenues.

Commentary

Commenting on today's earnings announcement, James K. Price, Chief Executive Officer of ExamWorks, said: “We are proud of our results and of our employees worldwide who worked hard to make them possible. Our momentum and focus on organic growth continues and we are enthusiastically looking forward to 2014.”

Richard E. Perlman, Executive Chairman of ExamWorks, said: “We are once again delighted with our financial and operating results. We continue to execute our strategy and deliver on the promise of a redefined service and product experience for our customers, as we build a business with predictable revenue, cash generating ability and steady growth. We see more of the same for the foreseeable future.”

Financial Review

Revenues – For the three months ended September 30, 2013, revenues were $152.4 million, an increase of 17.1% over the $130.1 million in revenues in the third quarter of 2012. The increase in revenues was primarily due to acquisitions completed in 2012 and, to a lesser extent, growth across all of our existing businesses. The company did not complete any acquisitions in the three months ended September 30, 2013.

On a pro forma basis, for the three months ended September 30, 2013, revenues were $152.4 million, an increase of 4.9% over the $145.2 million in pro forma revenues in the third quarter of 2012. The increase in pro forma revenues was driven by growth across all of our geographies.

Below is a table presenting our pro forma revenues and growth rates for each of the regions we serve. The numbers presented below are pro forma for the effect of acquisitions completed in 2012.

Pro Forma Revenues
	(In thousands except %)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2013	As Reported	Constant FX (a)	2012	2013	As Reported	Constant FX (a)
ExamWorks U.S.	$88,624	$93,963	6.0%	6.0%	$270,144	$280,634	3.9%	3.9%
United Kingdom	33,521	34,604	3.2%	5.2%	95,475	103,645	8.6%	10.8%
Australia	16,466	16,497	0.2%	13.7%	44,538	49,940	12.1%	18.5%
Canada	6,589	7,290	10.6%	15.4%	21,027	22,986	9.3%	11.6%
Total	$145,200	$152,354	4.9%	7.1%	$431,184	$457,205	6.0%	7.3%

(a) The constant FX columns represent growth rates excluding the effects of currency.

Costs of revenues – For the three months ended September 30, 2013, costs of revenues were $100.8 million, an increase of 17.1% over the $86.1 million in costs of revenues in the third quarter of 2012. The change was primarily due to the acquired costs of revenues for acquisitions completed in 2012. Costs of revenues as a percentage of revenues for the third quarter of 2013 were 66.2%, consistent with the comparable metric in the third quarter of 2012. Included in costs of revenues in the third quarter of 2012 and 2013 are approximately $750,000 of share-based compensation expenses, respectively.

Selling, general and administrative expenses (“SGA”) – For the three months ended September 30, 2013, SGA expenses were $31.6 million, an increase of 11.7% over the $28.3 million in SGA expenses in the third quarter of 2012. The increase was primarily due to the acquired SGA expenses for acquisitions completed in 2012. Included in SGA expenses in the third quarter of 2013 are $3.1 million in share-based compensation expenses and $162,000 in acquisition-related transaction costs and other non-recurring costs. Included in SGA expenses in the third quarter of 2012 were $2.3 million in share-based compensation expenses and $1.4 million in acquisition-related transaction costs and other non-recurring costs.

Depreciation and amortization expenses (“D&A”) – For the three months ended September 30, 2013, D&A expenses were $15.9 million, an increase of 9.7% over the $14.5 million in D&A expenses in the third quarter of 2012. The increase was primarily due to acquisitions completed in 2012. For the three months ended September 30, 2013, depreciation expense was $1.4 million and amortization expense was $14.5 million.

Interest and other expenses, net – For the three months ended September 30, 2013, interest and other expenses, net were $7.3 million, a decrease of (2.7%) over the $7.5 million in interest and other expenses, net in the third quarter of 2012. The decrease was due to a realized foreign currency loss in the third quarter of 2012 of $534,000, offset by higher average debt balances this quarter compared to the prior year quarter resulting from the acquisition of Australia based MedHealth completed in August 2012.

Adjusted EBITDA – For the three months ended September 30, 2013, adjusted EBITDA was $23.9 million, an increase of 18.3% over the $20.2 million in adjusted EBITDA in the third quarter of 2012.

Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Other financial data – We generated $5.1 million of cash flow from operations in the third quarter of 2013 and $22.7 million of cash flow from operations in the first nine months of 2013, after the $22.5 million bond interest payments made in January and July 2013. We repaid $8.2 million of debt during the third quarter of 2013 and repaid $32.8 million in the first nine months of 2013. We ended the quarter with $12.0 million of cash on hand, $351.5 million of total debt and total leverage as calculated under our credit facility of approximately 3.79x. Our total debt consisted of $250.0 million of senior unsecured notes due July 2019, $66.6 million outstanding under the senior secured revolving credit facility, $34.6 million outstanding under the working capital facilities in the U.K., and $314,000 in seller subordinated notes. As of the end of the quarter, our committed availability under our credit facilities was approximately $210 million, of which approximately $90 million was immediately available and the balance of approximately $120 million was available to fund future acquisitions.

Business Outlook

ExamWorks is providing the following business outlook for the fourth quarter and full year of 2013:

●

Fourth quarter 2013 reported revenues are expected to range between $150 million and $154 million and include approximately a $2 million unfavorable impact due to currency as compared to prior year reported revenues.

●	Fourth quarter 2013 reported adjusted EBITDA margins are expected to range between 15.5% and 16.5% of reported revenues.

●

Full year 2013 reported revenues are expected to range between $607 million and $611 million and include an estimated $7 million unfavorable impact due to currency as compared to prior year pro forma revenues of $574 million. Our growth rate, on a constant currency basis, is expected to be approximately 7.0%.

●

Full year 2013 adjusted EBITDA margins are expected to range between 15.7% and 15.9% of reported revenues. Currency headwinds during 2013 negatively impacted our full year adjusted EBITDA margins by approximately 20bps.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (“IMEs”), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition-related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation to Adjusted EBITDA from net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (866) 700-6293 in the U.S. or (617) 213-8835 internationally with access code 44816769. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the Company`s web site within two hours. Alternatively, a telephonic replay of the call will be available at 9:00 p.m. Eastern Time, and can be accessed until November 6th, 2013 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 72284297.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2013	2012	2013

Revenues	$130,085	$152,354	$381,600	$457,205
Costs and expenses:
Costs of revenues	86,080	100,831	251,476	300,333
Selling, general and administrative expenses	28,281	31,620	84,642	98,953
Depreciation and amortization	14,458	15,910	42,245	48,058
Total costs and expenses	128,819	148,361	378,363	447,344
Income from operations	1,266	3,993	3,237	9,861
Interest and other expenses, net:
Interest expense, net	7,136	7,320	20,154	22,439
Other (income) expense, net	(70)	3	(226)	208
Gain on interest rate swap	(54)	(7)	(169)	(101)
Realized foreign currency loss	534	—	534	—
Total interest and other expenses, net	7,546	7,316	20,293	22,546
Loss before income taxes	(6,280)	(3,323)	(17,056)	(12,685)
Benefit for income taxes	(1,654)	(1,072)	(4,800)	(4,059)
Net loss	$(4,626)	$(2,251)	$(12,256)	$(8,626)

Per share data:
Net loss per share:
Basic and diluted	$(0.14)	$(0.06)	$(0.36)	$(0.25)

Weighted average number of common shares outstanding:
Basic and diluted	34,116,062	35,560,227	34,092,093	34,997,335

Adjusted EBITDA	$20,182	$23,885	$59,457	$71,896

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,	September 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$8,627	$12,045
Accounts receivable, net	144,676	159,315
Other receivables	21	29
Prepaid expenses	5,336	6,012
Deferred tax assets	16	3
Other current assets	1,213	1,211
Total current assets	159,889	178,615
Property, equipment and leasehold improvements, net	10,333	10,737
Goodwill	370,143	368,825
Intangible assets, net	152,896	104,506
Long-term accounts receivable, less current portion	31,708	35,809
Deferred tax assets, noncurrent	4,173	16,443
Deferred financing costs, net	10,258	8,744
Other assets	1,101	1,475
Total assets	$740,501	$725,154

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,940	$50,988
Accrued expenses	35,995	37,772
Accrued interest expense	10,918	4,836
Deferred revenue	3,951	5,848
Current portion of subordinated unsecured notes payable	275	314
Current portion of contingent earnout obligation	91	—
Current portion of working capital facilities	5,983	—
Other current liabilities	5,973	6,081
Total current liabilities	110,126	105,839
Senior unsecured notes payable	250,000	250,000
Senior secured revolving credit facility and working capital facilities, less current portion	128,402	101,226
Long-term subordinated unsecured notes payable, less current portion	300	—
Other long-term liabilities	7,525	7,735
Total liabilities	496,353	464,800
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2012 and September 30, 2013	—	—
Common stock, $0.0001 par value; Authorized 250,000,000 shares; issued and outstanding 34,341,360 and 36,205,323 shares at December 31, 2012 and September 30, 2013, respectively	3	4
Additional paid-in capital	285,938	317,705
Accumulated other comprehensive income (loss)	3,183	(3,753)
Accumulated deficit	(36,488)	(45,114)
Treasury stock, at cost; Outstanding 905,349 shares at December 31, 2012 and September 30, 2013	(8,488)	(8,488)
Total stockholders’ equity	244,148	260,354
Total liabilities and stockholders’ equity	$740,501	$725,154

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the nine months ended September 30,
	2012	2013

Operating activities:
Net loss	$(12,256)	$(8,626)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on interest rate swap	(169)	(101)
Depreciation and amortization	42,245	48,058
Amortization of deferred rent	(99)	(280)
Share-based compensation	12,562	12,234
Excess tax benefit related to share-based compensation	—	(5,974)
Provision for doubtful accounts	2,555	3,506
Amortization of deferred financing costs	1,612	1,636
Deferred income taxes	(15,346)	(12,963)
Other	(31)	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20,850)	(22,327)
Prepaid expenses and other current assets	103	(361)
Accounts payable and accrued expenses	8,339	12,588
Accrued interest expense	(5,114)	(6,082)
Deferred revenue and customer deposits	1,938	1,824
Other liabilities	(402)	(414)
Net cash provided by operating activities	15,087	22,718
Investing activities:
Cash paid for acquisitions, net	(95,801)	—
Purchases of equipment and leasehold improvements, net	(4,857)	(4,758)
Working capital and other settlements for acquisitions	547	(569)
Proceeds from foreign currency net investment hedge	—	500
Other	—	(332)
Net cash used in investing activities	(100,111)	(5,159)
Financing activities:
Net borrowings (repayments) under senior secured revolving credit facility	89,640	(32,704)
Proceeds from the exercise of options and warrants	1,254	13,089
Excess tax benefit related to share-based compensation	—	5,974
Net borrowings (repayments) under working capital facilities	(5,517)	215
Purchases of stock for treasury	(387)	—
Payment of deferred financing costs	(1,034)	(168)
Repayment of subordinated unsecured notes payable	(975)	(270)
Other	(95)	—
Net cash provided by (used in) financing activities	82,886	(13,864)
Exchange rate impact on cash and cash equivalents	128	(277)
Net increase (decrease) in cash and cash equivalents	(2,010)	3,418
Cash and cash equivalents, beginning of period	8,416	8,627
Cash and cash equivalents, end of period	$6,406	$12,045

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Reconciliation to Adjusted EBITDA
(In thousands)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2013	2012	2013
Reconciliation to Adjusted EBITDA:
Net loss	$(4,626)	$(2,251)	$(12,256)	$(8,626)
Share-based compensation expense (1)	3,017	3,820	12,562	12,234
Depreciation and amortization	14,458	15,910	42,245	48,058
Acquisition-related transaction costs	1,379	186	1,270	1,093
Other non-recurring costs	62	(24)	143	650
Interest and other expenses, net	7,546	7,316	20,293	22,546
Benefit for income taxes	(1,654)	(1,072)	(4,800)	(4,059)
Adjusted EBITDA	$20,182	$23,885	$59,457	$71,896

(1) Share-based compensation expense of $748,000 and $2.2 million is included in costs of revenues for the three and nine months ended September 30, 2013 and 2012, respectively, and the remainder is included in SGA expenses.